                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use of our report dated January 19, 2001, except Note 15, which is dated March 22, 2001, on the consolidated financial statements of Mercantile Bank Corporation as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included within the Registration Statement on Form S-2 and Prospectus of Mercantile Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.



                                             /s/ Crowe, Chizek and Company LLP



Grand Rapids, Michigan
August 2, 2001